                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   Form 8-K



                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               November 18, 1998


                             FISHER COMPANIES INC.

            (Exact name of registrant as specified in its charter)


                                  WASHINGTON
                (State or other jurisdiction of incorporation)


              0-22439                                91-0222175
       ------------------------            -------------------------------
       (Commission File Number)            IRS Employer Identification No.


                             1525 One Union Square
                             600 University Street
                        Seattle, Washington 98101-3185
             (Address of principal executive offices)  (zip code)

      Registrant's telephone number, including area code: (206) 624-2752
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Item 5 - Other Events

     On November 18, 1998, Fisher Companies Inc. ("FCSI") announced its agreement to acquire all of the broadcasting assets of Retlaw Enterprises, Inc. and related entities. The broadcast assets to be acquired consist of eleven network-affiliated television stations in seven markets located in California, the Pacific Northwest, and Georgia.

     The proposed acquisition will be consummated pursuant to the terms of an Asset Purchase and Sale Agreement among FCSI, Fisher Broadcasting Inc., Retlaw and related entities dated as of November 18 1998. Total consideration for the assets to be acquired is $215 million, which includes $6 million of working capital at closing.

     Consummation of the transaction, which is expected in the second quarter of 1999, is subject to various conditions including the receipt of applicable regulatory approvals. For additional information regarding the proposed transaction, reference is made to the press release dated November 18, 1998, which is attached to this Report as Exhibit 99, and incorporated herein by reference.


Item 7 - Financial Statements and Exhibits

     (a)  Financial statements - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits:

          (99)    Press Release issued by FCSI, dated November 18, 1998

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: November 24, 1998


                                      FISHER COMPANIES INC.


                                      By:  /s/ William W. Krippaehne, Jr.
                                           ----------------------------------
                                           William W. Krippaehne, Jr.
                                           President and Chief Executive Officer

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